SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)                  June 14, 2005
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                              INNOVA HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)



            Delaware                      000-33231             95-4868120
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  (State or other jurisdiction      (Commission File number)   (IRS Employer
of incorporation or organization)                            Identification No.)


       17105 San Carlos Boulevard, Suite A6151, Fort Myers, Florida 33931
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               (Address of principal executive offices) (Zip Code)

                                 (239) 466-0488
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              (Registrant's Telephone Number, Including Area Code)


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                  (Former Address If Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

                 SECTION 1-REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

       On June 14, 2005, Innova Holdings, Inc. (the "Company") entered into a Standby Equity Distribution Agreement (the "Equity Distribution Agreement") with Cornell Capital Partners, LP ("Cornell"). Under the Equity Distribution Agreement, the Company may issue and sell to Cornell common stock for a total purchase price of up to $10,000,000 over a period of up to twenty four (24) months. The purchase price for the shares is equal to 96% of their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance of funds. Cornell is paid a fee equal to 5% of each advance, which is retained by Cornell from each advance. The amount of each advance is subject to an aggregate maximum advance amount of $400,000, with no advance occurring within five trading days of a prior advance. The Company will pay a structuring fee of $500 for each advance made under the Equity Distribution Agreement. The Company agreed to file a registration statement with the Securities and Exchange Commission ("SEC") that registers for resale the common stock that will be issued to Cornell under the Equity Distribution Agreement. No advance of funds will be made under the Equity Distribution Agreement until the registration statement is declared effective by the SEC.

       In connection with the transaction, Cornell received a one-time commitment fee of 2,608,696 restricted shares of the Company's common stock, equal to approximately $90,000 based on the Company's stock price on May 4, 2005. These shares will be registered for resale in the registration statement for the common stock to be issued under the Equity Distribution Agreement. The Company also issued to Cornell its promissory note for $300,000. The principal of the note is payable in three $100,000 installments due on the 30th, 60th and 90th days following the date the registration statement for the Cornell shares is declared effective. The promissory note does not bear interest except in the event of a default. The Company also paid $20,000 in cash to Cornell and its affiliates for structuring and due diligence fees.

       On June 14, 2005, the Company entered into a Placement Agent Agreement with Moniter Capital Inc. (the "Placement Agent"), a registered broker-dealer, to act as its exclusive placement agent in connection with the Equity Distribution Agreement. The Placement Agent will advise the Company regarding the Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, the Company paid a one-time placement agent fee of 289,855 restricted shares of common stock, equal to approximately $10,000 based on the Company's stock price on May 4, 2005. These shares will be registered for resale in the registration statement for the Cornell shares.


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

                   SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

10.1 Standby Equity Distribution Agreement with Cornell Capital Partners, LP dated June 14, 2005

10.2  Registration Rights with Cornell Capital Partners, LP dated June 14, 2005

10.3 Escrow Agreement with Cornell Capital Partners, LP and David Gonzalez, Esq. dated June 14, 2005

10.4 Promissory Note for $300,000 issued to Cornell Capital Partners, LP dated June 14, 2005

10.5  Placement Agent Agreement with Monitor Capital Inc. dated June 14, 2005


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                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     INNOVA HOLDINGS, INC.


Date: June 15, 2005              By: /s/ Walter K. Weisel
                                     --------------------
                                     Walter K. Weisel
                                     Chairman and Chief Executive Officer


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